UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

Commission File Number: 000-55843

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0806545
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550

San Jose, CA 95131 USA

(408) 324-0588

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Results of Operations and Financial Condition.

On March 12, 2018, the Board of Directors (the “Board”) of Techpoint, Inc. (“Techpoint” or the “Company”) expanded the size of the Board to six members and appointed Dr. Feng Kuo to serve as member of the Board, effective immediately.  Dr. Kuo will serve until the Company’s 2018 Annual Meeting of Stockholders or until his successor shall be duly elected, unless he resigns, is removed or is otherwise disqualified from serving as a director of the Company.  There was not and is not any arrangement or understanding between Dr. Kuo and any other person pursuant to which Dr. Kuo was appointed as a director.  Dr. Kuo will not receive any compensation for his service as a director.

Dr. Kuo currently serves as Chief Technology Officer (“CTO”) of Techpoint, and has served since October 2012.  Prior to Techpoint, Dr. Kuo served as the Vice President of Engineering at Intersil following its acquisition of Techwell in 2010 where he had served as CTO from 1998 to 2010.  From 1994 to 1996, Dr. Kuo was the VP of Engineering of Sigmax prior to its acquisition by Adaptec.  From 1991 to 1994, Dr. Kuo was a Product Manager at Seiko, where he designed a variety of analog and mixed-signal semiconductors.  Dr. Kuo started his career at Hypres, a superconductor IC Company.  Dr. Kuo holds a B.S. in Electrical Engineering from National Taiwan University and an M.S. and a Ph.D. in Electrical Engineering from Stony Brook University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: March 16, 2018	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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